EXHIBIT 99
Restaurant Brands International Inc. Reports Full Year and Fourth Quarter 2018 Results
RBI achieves consolidated 2018 system-wide sales growth of 7.4%, and increases 2019 dividend target by 11%
TIM HORTONS® comparable sales in Canada accelerates in Q4 to 2.2%, driven by the 'Winning Together' plan
BURGER KING® delivers strong global net restaurant growth, with 2018 net openings of over 1,000 restaurants
POPEYES® continues double-digit profitability growth through accelerated restaurant expansion

Toronto, Ontario – February 11, 2019 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2018.

Jose Cil, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “I am pleased to report that our business continued to deliver strong system-wide sales growth in 2018, driven by acceleration of net restaurant growth at Burger King and Popeyes and improved momentum in comparable sales at Tim Hortons through our 'Winning Together' plan. We have demonstrated our increased focus on technology and made notable progress against many of our initiatives including delivery, kiosks, and mobile app development. Throughout the year, we continued to maintain a balanced approach to capital allocation through our increased dividend, share repurchases, and reinvestment in our brands, illustrating our confidence in the long-term growth potential of our business. We remain focused on further growing franchisee profitability and improving guest experience, which we believe will drive value for all of our stakeholders for many years to come.”

2018 Growth and Profitability Highlights:

•	System-wide Sales Growth of 7.4%

•	Net Restaurant Growth of 5.5%

•	Diluted EPS of $2.42 versus $2.54 in prior year

•	Adjusted Diluted EPS of $2.63 versus $2.10 in prior year

•	Net Income Attributable to Common Shareholders and Noncontrolling Interests of $1,143 million versus $1,211 million in prior year

•	Adjusted EBITDA of $2,212 million increased 4.1% organically versus the prior year on a combined basis (including a full year of Popeyes in both periods)

Dividend Update:

•
RBI announced that its board of directors declared a dividend of $0.50 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership (“RBI LP”) for the first quarter of 2019

•	In connection with the declared dividend, RBI also announced that it is targeting a total of $2.00 in dividends per common share and partnership exchangeable unit of RBI LP for 2019

Consolidated Operational Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
System-wide Sales Growth
TH	2.4%	2.4%	2.4%	3.0%
BK	8.4%	12.3%	8.9%	10.1%
PLK	6.3%	6.8%	8.9%	5.1%
Consolidated	6.8%	9.3%	7.4%	7.9%
System-wide Sales (in US$ millions)
TH	$1,727	$1,745	$6,869	$6,717
BK	$5,528	$5,302	$21,624	$20,075
PLK	$934	$888	$3,732	$3,512
Consolidated	$8,188	$7,935	$32,225	$30,304
Net Restaurant Growth
TH	2.1%	2.9%	2.1%	2.9%
BK	6.1%	6.5%	6.1%	6.5%
PLK	7.3%	6.1%	7.3%	6.1%
Consolidated	5.5%	5.8%	5.5%	5.8%
System Restaurant Count at Period End
TH	4,846	4,748	4,846	4,748
BK	17,796	16,767	17,796	16,767
PLK	3,102	2,892	3,102	2,892
Consolidated	25,744	24,407	25,744	24,407
Comparable Sales
TH	1.9%	0.1%	0.6%	(0.1)%
BK	1.7%	4.6%	2.0%	3.1%
PLK	0.1%	(1.3)%	1.6%	(1.5)%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. For the twelve months ended December 31, 2017, PLK and consolidated figures are shown for informational purposes only.

Consolidated Financial Highlights

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in US$ millions, except per share data)	2018	2018	2017	2018	2018	2017
	New Standard	Previous Standards	Previous Standards	New Standard	Previous Standards	Previous Standards
	(unaudited)			(unaudited)
Total Revenues	$1,385	$1,209	$1,234	$5,357	$4,607	$4,576
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$301	$319	$758	$1,143	$1,175	$1,211
Diluted Earnings per Share	$0.64	$0.68	$1.59	$2.42	$2.49	$2.54

TH Adjusted EBITDA(1)	$297	$295	$304	$1,127	$1,128	$1,136
BK Adjusted EBITDA(1)	$247	$265	$265	$928	$950	$903
PLK Adjusted EBITDA(1)	$37	$42	$37	$157	$169	$107
Adjusted EBITDA(2)	$581	$602	$606	$2,212	$2,247	$2,146

Adjusted Net Income(2)	$318	$334	$314	$1,242	$1,267	$1,002
Adjusted Diluted Earnings per Share(2)	$0.68	$0.71	$0.66	$2.63	$2.68	$2.10

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA, and PLK Adjusted EBITDA are our measures of segment profitability.

(2)	Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Since RBI’s consolidated results include Popeyes starting in Q2 of 2017 (post acquisition), RBI's consolidated year-over-year results for the twelve months ended December 31, 2018 are favorably impacted by the inclusion of a full year of Popeyes in 2018 and only a partial year in 2017.

Additionally, effective January 1, 2018, we adopted the new revenue recognition accounting standard ("New Standard"). Our consolidated financial statements for 2018 reflect the application of the New Standard, while our consolidated financial statements for 2017 were prepared under the guidance of previously applicable accounting standards ("Previous Standards"). Our results presented herein indicate which revenue recognition methodology applies in each respective period.

The implementation of the New Standard impacted our year-over-year results on a consolidated basis and for each segment as follows:

•	Total Revenues increased primarily as a result of the inclusion of advertising fund contributions

•	Selling, General, and Administrative Expenses increased as a result of the inclusion of advertising fund expenditures

The year-over-year change in Combined Total Revenues on an organic basis primarily reflects a decrease in company restaurant revenue (VIE deconsolidation at TH and refranchising activity at BK and PLK) and a decrease in supply chain related sales at TH in the first half of 2018, partially offset by growth in system-wide sales.

Under both the New Standard and Previous Standards, the decrease in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the year and fourth quarter was driven by an increase in income tax expense, and for the fourth quarter, the redemption of our preferred shares in December of 2017.

The year-over year change in Combined Adjusted EBITDA on an organic basis primarily reflects growth in system-wide sales, partially offset by a decrease in supply chain related income at TH in the first half of 2018.

TH Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2018	2017	2018	2017
	New Standard	Previous Standards	New Standard	Previous Standards
	(unaudited)		(unaudited)
System-wide Sales Growth	2.4%	2.4%	2.4%	3.0%
System-wide Sales	$1,727	$1,745	$6,869	$6,717
Comparable Sales	1.9%	0.1%	0.6%	(0.1)%

Net Restaurant Growth	2.1%	2.9%	2.1%	2.9%
System Restaurant Count at Period End	4,846	4,748	4,846	4,748

Sales	$574	$562	$2,201	$2,229
Franchise and Property Revenues	$278	$260	$1,091	$926
Total Revenues	$852	$822	$3,292	$3,155

Cost of Sales	$438	$433	$1,688	$1,707
Franchise and Property Expenses	$69	$95	$279	$336
Segment SG&A	$76	$20	$314	$91
Segment Depreciation and Amortization	$24	$27	$102	$103
Adjusted EBITDA(1)(3)	$297	$304	$1,127	$1,136

(3)
TH Adjusted EBITDA includes $5 million and $4 million of cash distributions received from equity method investments for the three months ended December 31, 2018 and 2017, respectively. TH Adjusted EBITDA includes $15 million and $13 million of cash distributions received from equity method investments for the twelve months ended December 31, 2018 and 2017, respectively.

For the year and fourth quarter, system-wide sales growth was primarily driven by net restaurant growth of 2.1%. Comparable sales were 0.6% and 1.9%, including Canada comparable sales of 0.9% and 2.2%, for the year and fourth quarter, respectively.

The year-over-year change in Total Revenues on an organic basis reflects a decrease in company restaurant revenue (VIE deconsolidation) and a decrease in supply chain related sales in the first half of 2018, partially offset by growth in system-wide sales.

The year-over-year change in Adjusted EBITDA on an organic basis reflects growth in system-wide sales, partially offset by a decrease in supply chain related income in the first half of 2018.

BK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2018	2017	2018	2017
	New Standard	Previous Standards	New Standard	Previous Standards
	(unaudited)		(unaudited)
System-wide Sales Growth	8.4%	12.3%	8.9%	10.1%
System-wide Sales	$5,528	$5,302	$21,624	$20,075
Comparable Sales	1.7%	4.6%	2.0%	3.1%

Net Restaurant Growth	6.1%	6.5%	6.1%	6.5%
System Restaurant Count at Period End	17,796	16,767	17,796	16,767

Sales	$19	$23	$75	$94
Franchise and Property Revenues	$408	$322	$1,576	$1,125
Total Revenues	$427	$345	$1,651	$1,219

Cost of Sales	$17	$20	$67	$86
Franchise and Property Expenses	$34	$37	$131	$135
Segment SG&A	$144	$33	$577	$143
Segment Depreciation and Amortization	$12	$9	$48	$47
Adjusted EBITDA(1)(4)	$247	$265	$928	$903

(4)
BK Adjusted EBITDA includes $4 million and $1 million of cash distributions received from equity method investments for the three months ended December 31, 2018 and 2017, respectively. BK Adjusted EBITDA includes $5 million and $1 million of cash distributions received from equity method investments for the twelve months ended December 31, 2018 and 2017, respectively.

For the year and fourth quarter, system-wide sales growth was primarily driven by net restaurant growth of 6.1% as well as comparable sales of 2.0% and 1.7%, respectively, including US comparable sales of 1.4% and 0.8%, respectively.

The year-over-year change in Total Revenues on an organic basis reflects system-wide sales growth, partially offset by a decrease in company restaurant revenue (related to refranchisings) and a decrease in franchise related fees.

The year-over-year change in Adjusted EBITDA on an organic basis reflects growth in system-wide sales, partially offset by a decrease in franchise related fees.

PLK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2018	2017	2018	2017
	New Standard	Previous Standards	New Standard	Previous Standards
	(unaudited)		(unaudited)
System-wide Sales Growth	6.3%	6.8%	8.9%	5.1%
System-wide Sales	$934	$888	$3,732	$3,512
Comparable Sales	0.1%	(1.3)%	1.6%	(1.5)%

Net Restaurant Growth	7.3%	6.1%	7.3%	6.1%
System Restaurant Count at Period End	3,102	2,892	3,102	2,892

Sales	$19	$21	$79	$67
Franchise and Property Revenues	$87	$46	$335	$135
Total Revenues	$106	$67	$414	$202

Cost of Sales	$15	$20	$63	$57
Franchise and Property Expenses	$5	$3	$12	$7
Segment SG&A	$53	$13	$193	$40
Segment Depreciation and Amortization	$2	$5	$10	$9
Adjusted EBITDA(1)	$37	$37	$157	$107

For the year and fourth quarter, system-wide sales growth was primarily driven by net restaurant growth of 7.3%. For the year and fourth quarter, comparable sales were 1.6% and 0.1%, respectively, including US comparable sales of 0.9% and (0.1)%, respectively.

The year-over-year change in Combined Total Revenues on an organic basis reflects system-wide sales growth, partially offset by a decrease in company restaurant revenue (related to refranchisings).

The year-over-year change in Combined Adjusted EBITDA on an organic basis reflects growth in system-wide sales, and for the full year, effective cost management.

Cash and Liquidity

As of December 31, 2018, total debt was $12.3 billion, net debt (total debt less cash and cash equivalents of $0.9 billion) was $11.4 billion, and net leverage was 5.1x. During the fourth quarter, we completed the previously announced repurchase of 10 million partnership exchangeable units for approximately $561 million. The RBI board of directors has declared a dividend of $0.50 per common share and partnership exchangeable unit of RBI LP for the first quarter of 2019. The dividend will be payable on April 3, 2019 to shareholders and unitholders of record at the close of business on March 15, 2019. In connection with the declared dividend, RBI also announced that it is targeting a total of $2.00 in dividends per common share and partnership exchangeable unit of RBI LP for 2019.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Monday, February 11, 2019, to review financial results for the full year and fourth quarter ended December 31, 2018. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Investor Day

We will hold an Investor Day Conference on May 15, 2019 in New York City. Attendance will be by invitation only, and the conference will be broadcast live via our investor relations website at http://investor.rbi.com. For additional information about the conference, please email investorday@rbi.com.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $30 billion in system-wide sales and over 25,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our confidence in the long-term growth potential of our business; our focus on growing franchisee profitability and improving guest experience as drivers of long-term value for all of our stakeholders; the incurrence of PLK transaction costs; and our target total dividend for 2019. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to our ability to successfully implement our domestic and international growth strategy; risks related to our ability to compete domestically and internationally in an intensely competitive industry; and risks related to our ability to generate sufficient liquidity to achieve our target total dividend for 2019 and satisfy our debt service and other obligations. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Revenues:
Sales	$612	$—	$612	$606
Franchise and property revenues	773	(176)	597	628
Total revenues	1,385	(176)	1,209	1,234
Operating costs and expenses:
Cost of sales	470	—	470	473
Franchise and property expenses	108	—	108	135
Selling, general and administrative expenses	297	(197)	100	97
(Income) loss from equity method investments	(5)	(1)	(6)	(3)
Other operating expenses (income), net	(1)	(1)	(2)	27
Total operating costs and expenses	869	(199)	670	729
Income from operations	516	23	539	505
Interest expense, net	130	—	130	137
Loss on early extinguishment of debt	—	—	—	43
Income before income taxes	386	23	409	325
Income tax (benefit) expense	85	5	90	(253)
Net income	301	18	319	578
Net income attributable to noncontrolling interests	138	8	146	364
Preferred shares dividends	—	—	—	53
Gain on redemption of preferred shares	—	—	—	(234)
Net income attributable to common shareholders	$163	$10	$173	$395
Earnings per common share:
Basic	$0.65	$0.04	$0.69	$1.64
Diluted	$0.64	$0.04	$0.68	$1.59
Weighted average shares outstanding:
Basic	251	—	251	241
Diluted	469	—	469	476
Dividends per common share	$0.45	—	$0.45	$0.21

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Twelve Months Ended December 31,
	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Revenues:
Sales	$2,355	$—	$2,355	$2,390
Franchise and property revenues	3,002	(750)	2,252	2,186
Total revenues	5,357	(750)	4,607	4,576
Operating costs and expenses:
Cost of sales	1,818	—	1,818	1,850
Franchise and property expenses	422	—	422	478
Selling, general and administrative expenses	1,214	(785)	429	416
(Income) loss from equity method investments	(22)	(6)	(28)	(12)
Other operating expenses (income), net	8	(1)	7	109
Total operating costs and expenses	3,440	(792)	2,648	2,841
Income from operations	1,917	42	1,959	1,735
Interest expense, net	535	1	536	512
Loss on early extinguishment of debt	—	—	—	122
Income before income taxes	1,382	41	1,423	1,101
Income tax (benefit) expense	238	9	247	(134)
Net income	1,144	32	1,176	1,235
Net income attributable to noncontrolling interests	532	15	547	587
Preferred shares dividends	—	—	—	256
Gain on redemption of preferred shares	—	—	—	(234)
Net income attributable to common shareholders	$612	$17	$629	$626
Earnings per common share:
Basic	$2.46	$0.07	$2.53	$2.64
Diluted	$2.42	$0.07	$2.49	$2.54
Weighted average shares outstanding:
Basic	249	—	249	237
Diluted	473	—	473	477
Dividends per common share	$1.80	—	$1.80	$0.78

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	December 31, 2018	December 31, 2017
	New Standard	Previous Standards
ASSETS
Current assets:
Cash and cash equivalents	$913	$1,097
Accounts and notes receivable, net of allowance of $14 and $16, respectively	452	489
Inventories, net	75	78
Prepaids and other current assets	60	86
Total current assets	1,500	1,750
Property and equipment, net of accumulated depreciation and amortization of $704 and $623, respectively	1,996	2,133
Intangible assets, net	10,463	11,062
Goodwill	5,486	5,782
Net investment in property leased to franchisees	54	71
Other assets, net	642	426
Total assets	$20,141	$21,224
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$513	$496
Other accrued liabilities	637	866
Gift card liability	167	215
Current portion of long term debt and capital leases	91	78
Total current liabilities	1,408	1,655
Term debt, net of current portion	11,823	11,801
Capital leases, net of current portion	226	244
Other liabilities, net	1,547	1,455
Deferred income taxes, net	1,519	1,508
Total liabilities	16,523	16,663

Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at December 31, 2018 and December 31, 2017; 251,532,493 shares issued and outstanding at December 31, 2018; 243,899,476 shares issued and outstanding at December 31, 2017	1,737	2,052
Retained earnings	674	651
Accumulated other comprehensive income (loss)	(800)	(476)
Total Restaurant Brands International Inc. shareholders’ equity	1,611	2,227
Noncontrolling interests	2,007	2,334
Total shareholders’ equity	3,618	4,561
Total liabilities and shareholders’ equity	$20,141	$21,224

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2018	2017
	New Standard	Previous Standards
Cash flows from operating activities:
Net income	$1,144	$1,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180	182
Premiums paid and non-cash loss on early extinguishment of debt	—	119
Amortization of deferred financing costs and debt issuance discount	29	33
(Income) loss from equity method investments	(22)	(12)
Loss (gain) on remeasurement of foreign denominated transactions	(33)	77
Net (gains) losses on derivatives	(40)	31
Share-based compensation expense	48	48
Deferred income taxes	29	(742)
Other	5	18
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	19	(30)
Inventories and prepaids and other current assets	(7)	19
Accounts and drafts payable	41	14
Other accrued liabilities and gift card liability	(219)	360
Tenant inducements paid to franchisees	(52)	(20)
Other long-term assets and liabilities	43	59
Net cash provided by operating activities	1,165	1,391
Cash flows from investing activities:
Payments for property and equipment	(86)	(37)
Proceeds from disposal of assets, restaurant closures and refranchisings	8	26
Net payment for purchase of Popeyes, net of cash acquired	—	(1,636)
Return of investment on direct financing leases	16	16
Settlement/sale of derivatives, net	17	772
Other investing activities, net	1	1
Net cash provided by (used for) investing activities	(44)	(858)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	75	5,850
Repayments of long-term debt and capital leases	(74)	(2,742)
Payments in connection with redemption of preferred shares	(60)	(3,006)
Payment of financing costs	(3)	(63)
Payment of dividends on common and preferred shares and distributions on Partnership exchangeable units	(728)	(664)
Repurchase of Partnership exchangeable units	(561)	(330)
Proceeds from stock option exercises	61	29
Other financing activities, net	5	(10)
Net cash provided by (used for) financing activities	(1,285)	(936)
Effect of exchange rates on cash and cash equivalents	(20)	24
Increase (decrease) in cash and cash equivalents	(184)	(379)
Cash and cash equivalents at beginning of period	1,097	1,476
Cash and cash equivalents at end of period	$913	$1,097
Supplemental cashflow disclosures:
Interest paid	$561	$447
Income taxes paid	$433	$200

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

For 2017, PLK comparable sales, system-wide sales growth and system-wide sales are for the period from October 1, 2017 through December 31, 2017 and from December 26, 2016 through December 31, 2017 for the three and twelve months ended December 31, 2017, respectively. Comparable sales and system-wide sales growth are calculated using the same period in the prior year (October 1, 2016 through December 31, 2016 and December 26, 2015 through December 31, 2016). For 2017, PLK net restaurant growth is for the period from December 26, 2016 through December 31, 2017.

	Three Months Ended December 31,		Twelve Months Ended December 31,
KPIs by Market	2018	2017	2018	2017
System-wide Sales Growth
TH - Canada	2.2%	3.0%	2.4%	2.9%
TH - Rest of World	3.6%	(2.1)%	1.9%	3.7%
TH - Global	2.4%	2.4%	2.4%	3.0%

BK - US	3.0%	5.9%	3.3%	3.6%
BK - Rest of World	13.5%	18.5%	14.2%	17.0%
BK - Global	8.4%	12.3%	8.9%	10.1%

PLK - US	5.0%	4.6%	7.0%	3.9%
PLK - Rest of World	14.7%	23.3%	22.0%	14.5%
PLK - Global	6.3%	6.8%	8.9%	5.1%

System-wide Sales (in US$ millions)
TH - Canada	$1,505	$1,531	$6,014	$5,877
TH - Rest of World	$222	$214	$855	$840
TH - Global	$1,727	$1,745	$6,869	$6,717

BK - US	$2,529	$2,455	$9,939	$9,620
BK - Rest of World	$2,999	$2,847	$11,685	$10,455
BK - Global	$5,528	$5,302	$21,624	$20,075

PLK - US	$802	$764	$3,221	$3,064
PLK - Rest of World	$132	$124	$511	$448
PLK - Global	$934	$888	$3,732	$3,512

Comparable Sales
TH - Canada	2.2%	0.8%	0.9%	0.2%
TH - Rest of World	—%	(4.6)%	(1.8)%	(1.9)%
TH - Global	1.9%	0.1%	0.6%	(0.1)%

BK - US	0.8%	5.1%	1.4%	2.5%
BK - Rest of World	2.4%	4.1%	2.5%	3.7%
BK - Global	1.7%	4.6%	2.0%	3.1%

PLK - US	(0.1)%	(2.5)%	0.9%	(2.2)%
PLK - Rest of World	1.4%	7.5%	7.1%	3.1%
PLK - Global	0.1%	(1.3)%	1.6%	(1.5)%

	As of December 31,
KPIs by Market	2018	2017
Net Restaurant Growth
TH - Canada	1.1%	2.9%
TH - Rest of World	6.7%	2.8%
TH - Global	2.1%	2.9%

BK - US	1.4%	1.0%
BK - Rest of World	9.7%	11.2%
BK - Global	6.1%	6.5%

PLK - US	6.1%	5.6%
PLK - Rest of World	11.0%	7.8%
PLK - Global	7.3%	6.1%

Restaurant Count
TH - Canada	3,955	3,913
TH - Rest of World	891	835
TH - Global	4,846	4,748

BK - US	7,330	7,226
BK - Rest of World	10,466	9,541
BK - Global	17,796	16,767

PLK - US	2,347	2,212
PLK - Rest of World	755	680
PLK - Global	3,102	2,892

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)
Selling, General and Administrative Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2018	2017	2018	2017
	New Standard	Previous Standards	New Standard	Previous Standards
Segment SG&A TH(1)	$76	$19	$314	$91
Segment SG&A BK(1)	144	33	577	143
Segment SG&A PLK(1)	53	13	193	40
Share-based compensation and non-cash incentive compensation expense	10	12	55	55
Depreciation and amortization(2)	4	6	20	23
PLK Transaction costs	—	12	10	62
Corporate restructuring and tax advisory fees	6	2	25	2
Office centralization and relocation costs	4	—	20	—
Selling, general and administrative expenses	$297	$97	$1,214	$416

(1)
Segment SG&A includes segment selling expenses and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, corporate restructuring and tax advisory fees, and office centralization and relocation costs.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2018	2017	2018	2017
	New Standard	Previous Standards	New Standard	Previous Standards
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$2	$14	$19	$29
Litigation settlements and reserves, net(4)	12	—	11	2
Net losses (gains) on foreign exchange(5)	(14)	12	(33)	77
Other, net	(1)	1	11	1
Other operating expenses (income), net	$(1)	$27	$8	$109

(3)
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4)	Litigation settlements and reserves, net primarily reflects accruals and proceeds received in connection with litigation matters.

(5)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Combined Total Revenues, Combined Adjusted EBITDA, Organic revenue growth, Organic Adjusted EBITDA growth, and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes, corporate restructuring and tax advisory fees, and office centralization and relocation costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

Combined Total Revenues and Combined Adjusted EBITDA include results of PLK prior to the acquisition.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and debt issuance discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends through December 2017.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates. In addition, for organic growth comparative purposes, we are presenting PLK pre- and post-combination results, including
Popeyes’ pre-combination Adjusted EBITDA determined in accordance with RBI’s methodology as reflected in the reconciliation table. Additionally, for comparability purposes, we are calculating organic growth under Previous Standards for both periods presented.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
(Unaudited)
Three Months Ended December 31, 2018

					Impact of FX
	Actual		Q4 '18 vs. Q4 '17		Movements	Organic Growth
(in US$ millions)	Q4 '18	Q4 '17	$	%	$	$	%
	Previous Standards	Previous Standards
Revenue
TH	$798	$822	$(24)	(2.8)%	$(29)	$5	0.7%
BK	$337	$345	$(8)	(2.6)%	$(9)	$1	0.2%
PLK(a)	$74	$67	$7	10.2%	$—	$7	10.8%
Combined Total Revenues(a)	$1,209	$1,234	$(25)	(2.0)%	$(38)	$13	1.1%
Adjusted EBITDA
TH	$295	$304	$(9)	(2.9)%	$(11)	$2	0.6%
BK	$265	$265	$—	(0.1)%	$(8)	$8	3.3%
PLK(a)	$42	$37	$5	12.5%	$—	$5	13.3%
Combined Adjusted EBITDA(a)	$602	$606	$(4)	(0.8)%	$(19)	$15	2.6%

Twelve Months Ended December 31, 2018

					Impact of FX
	Actual		2018 vs. 2017		Movements	Organic Growth
(in US$ millions)	2018	2017	$	%	$	$	%
	Previous Standards	Previous Standards
Revenue
TH	$3,077	$3,155	$(78)	(2.5)%	$(1)	$(77)	(2.4)%
BK	$1,251	$1,219	$32	2.6%	$(7)	$39	3.2%
PLK(a)	$279	$266	$13	4.8%	$(1)	$14	5.2%
Combined Total Revenues(a)	$4,607	$4,640	$(33)	(0.7)%	$(9)	$(24)	(0.5)%
Adjusted EBITDA
TH	$1,128	$1,136	$(8)	(0.6)%	$(1)	$(7)	(0.6)%
BK	$950	$903	$47	5.2%	$(9)	$56	6.3%
PLK(a)	$169	$129	$40	30.4%	$(1)	$41	31.1%
Combined Adjusted EBITDA(a)	$2,247	$2,168	$79	3.6%	$(11)	$90	4.1%

(a) RBI acquired Popeyes Louisiana Kitchen, Inc. ("Popeyes") on March 27, 2017. Prior to its acquisition by RBI, Popeyes operated on a fiscal period basis consisting of a 16-week first fiscal quarter and 12-week second through fourth fiscal quarters. Subsequent to its acquisition by RBI, Popeyes commenced reporting on a calendar quarter basis consistent with RBI. Q4'17 and FY'17 for PLK represents the period from October 1, 2017 through December 31, 2017 and December 26, 2016 through December 31, 2017, respectively. Combined Total Revenues and Combined Adjusted EBITDA include results of PLK prior to the acquisition. Consequently, PLK results for the prior year period may not be comparable.

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended December 31,
(in US$ millions)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Segment income:
TH	$297	$(2)	$295	$304
BK	247	18	265	265
PLK	37	5	42	37
Adjusted EBITDA	581	21	602	606
Share-based compensation and non-cash incentive compensation expense(1)	10	—	10	12
PLK Transaction costs(2)	—	—	—	12
Corporate restructuring and tax advisory fees(3)	6	—	6	2
Office centralization and relocation costs(4)	4	—	4	—
Impact of equity method investments(5)	3	(1)	2	1
Other operating expenses (income), net	(1)	(1)	(2)	27
EBITDA	559	23	582	552
Depreciation and amortization	43	—	43	47
Income from operations	516	23	539	505
Interest expense, net	130	—	130	137
Loss on early extinguishment of debt	—	—	—	43
Income tax (benefit) expense(6)	85	5	90	(253)
Net income	$301	$18	$319	$578

	Twelve Months Ended December 31,
(in US$ millions)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Segment income:
TH	$1,127	$1	$1,128	$1,136
BK	928	22	950	903
PLK	157	12	169	107
Adjusted EBITDA	2,212	35	2,247	2,146
Share-based compensation and non-cash incentive compensation expense(1)	55	—	55	55
PLK Transaction costs(2)	10	—	10	62
Corporate restructuring and tax advisory fees(3)	25	—	25	2
Office centralization and relocation costs(4)	20	—	20	—
Impact of equity method investments(5)	(3)	(6)	(9)	1
Other operating expenses (income), net	8	(1)	7	109
EBITDA	2,097	42	2,139	1,917
Depreciation and amortization	180	—	180	182
Income from operations	1,917	42	1,959	1,735
Interest expense, net	535	1	536	512
Loss on early extinguishment of debt	—	—	—	122
Income tax (benefit) expense(6)	238	9	247	(134)
Net income	$1,144	$32	$1,176	$1,235

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended December 31,
(in US$ millions, except per share data)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Net income	$301	$18	$319	$578
Income tax (benefit) expense(6)	85	5	90	(253)
Income before income taxes	386	23	409	325
Adjustments:
Franchise agreement amortization	8	—	8	8
Amortization of deferred financing costs and debt issuance discount	7	—	7	8
Interest expense and loss on extinguished debt(7)	3	—	3	47
PLK Transaction costs(2)	—	—	—	12
Corporate restructuring and tax advisory fees(3)	6	—	6	2
Office centralization and relocation costs(4)	4	—	4	—
Impact of equity method investments(5)	3	(1)	2	1
Other operating expenses (income), net	(1)	(1)	(2)	27
Total adjustments	30	(2)	28	105
Adjusted income before income taxes	416	21	437	430
Adjusted income tax expense(6)(8)	98	5	103	62
Adjusted net income before preferred share dividends	318	16	334	368
Preferred share dividends	—	—	—	54
Adjusted net income	$318	$16	$334	$314
Adjusted diluted earnings per share	$0.68		$0.71	$0.66
Weighted average diluted shares outstanding	469		469	476

	Twelve Months Ended December 31,
(in US$ millions, except per share data)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Net income	$1,144	$32	$1,176	$1,235
Income tax (benefit) expense(6)	238	9	247	(134)
Income before income taxes	1,382	41	1,423	1,101
Adjustments:
Franchise agreement amortization	31	—	31	30
Amortization of deferred financing costs and debt issuance discount	29	—	29	33
Interest expense and loss on extinguished debt(7)	12	—	12	135
PLK Transaction costs(2)	10	—	10	62
Corporate restructuring and tax advisory fees(3)	25	—	25	2
Office centralization and relocation costs(4)	20	—	20	—
Impact of equity method investments(5)	(3)	(6)	(9)	1
Other operating expenses (income), net	8	(1)	7	109
Total adjustments	132	(7)	125	372
Adjusted income before income taxes	1,514	34	1,548	1,473
Adjusted income tax expense(6)(8)	272	9	281	215
Adjusted net income before preferred share dividends	1,242	25	1,267	1,258
Preferred share dividends	—	—	—	256
Adjusted net income	$1,242	$25	$1,267	$1,002
Adjusted diluted earnings per share	$2.63		$2.68	$2.10
Weighted average diluted shares outstanding	473		473	477

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)
Historical Popeyes Adjusted EBITDA

Q1 ' 17
(in US$ millions)	12/26/16 through 3/27/17(a)
Revenues	$64
Reconciliation of Net Income to Adjusted EBITDA
Net income (loss)	$(1)
Interest expense, net	1
Income tax expense (benefit)	(15)
Depreciation and amortization	2
Share-based compensation	2
Popeyes transaction costs	34
Other operating expenses (income), net	—
Adjusted EBITDA	$23

(a) Derived from Popeyes internal records.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

As of
(in US$ millions, except ratio)	December 31, 2018
Term debt, net of current portion	$11,823
Capital leases, net of current portion	226
Current portion of long term debt and capital leases	91
Unamortized deferred financing costs and deferred issuance discount	145
Total debt	12,285

Cash and cash equivalents	913
Net debt	11,372
LTM combined adjusted EBITDA (Previous Standards)	2,247
Net leverage	5.1x

Twelve Months Ended
(in US$ millions)	December 31, 2018
Net cash provided by operating activities	$1,165
Net cash provided by (used for) investing activities	(44)
Free cash flow	$1,121

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)
Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2017 and 2018 cash bonus, respectively.

(2)
In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses primarily consisting of professional fees and compensation related expenses. We do not expect to incur additional PLK Transaction costs.

(3)
Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, including Treasury regulations proposed in late 2018.

(4)
In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(5)
Represents (i) (income) loss from equity method investments and (ii) cash distributions received from equity method investments. Cash distributions received from equity method investments are included in segment income.

(6)
As a result of the accounting standard related to the tax impact of equity-based compensation, our effective tax rate was reduced by 0.2% and 10.8% for the three months ended December 31, 2018 and 2017, respectively, and our adjusted effective tax rate was reduced by 0.2% and 8.2% for the three months ended December 31, 2018 and 2017, respectively. As a result of the accounting standard related to the tax impact of equity-based compensation, our effective tax rate was reduced by 5.0% and 6.4% for the twelve months ended December 31, 2018 and 2017, respectively, and our adjusted effective tax rate was reduced by 4.6% and 4.8% for the twelve months ended December 31, 2018 and 2017, respectively.

(7)
Represents loss on early extinguishment of debt and non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(8)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.